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PROXY

                             DESIGNER HOLDINGS LTD.
                                 1385 BROADWAY
                            NEW YORK, NEW YORK 10018
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on December 12, 1997 and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Common Stock of Designer Holdings Ltd. held of record by the undersigned as of the close of business on October 14, 1997. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE


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                                                            Please mark
                                                            your vote
                                                            as this        X

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE FOLLOWING PROPOSALS

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and at the discretion of the proxyholders as to any other matters that may properly come before the meeting. If no direction is made, this Proxy will be voted FOR each of the following proposals and at the discretion of the proxyholders as to any other matters that may properly come before the meeting.

                                                    FOR    AGAINST   ABSTAIN

1. Proposal to approve and adopt the Agreement and  [ ]     [ ]       [ ]
   Plan of Merger, dated as of September 25, 1997, among The Warnaco Group, Inc. ('Warnaco'),
   WAC Acquisition Corporation ('WAC') and
   Designer Holdings Ltd. ('Designer Holdings'), and the merger of WAC with and into Designer
   Holdings, with Designer Holdings surviving the merger as a wholly owned subsidiary of Warnaco.

                                                    FOR    AGAINST   ABSTAIN

2. If necessary, to approve any adjournment of     [ ]      [ ]       [ ]
   of the Special Meeting without further notice except by announcement at the meeting being adjourned.


                                      Date__________________________________

                                      Signature_____________________________

                                      Signature_____________________________

                                      Title_________________________________
                                      Please sign exactly as name appears.
                                      When shares are held by joint tenants,
                                      both should sign. When signing as
                                      attorney-in-fact, executor, administrator trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer.
                                      If a partnership, please sign in
                                      partnership name by authorized person.